Exhibit 23.2




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated February 23, 2001, accompanying the consolidated financial statements included in the Annual Report of Bradley Pharmaceuticals, Inc. and subsidiaries on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Bradley Pharmaceuticals, Inc. on Form S-3 (No. 333-75997) and (No. 333-60879) on Form SB-2.





GRANT THORNTON LLP



New York, New York
March 29, 2001